Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-120554 and Form S-4 No. 333-113891) and the related Prospectuses of Aames Investment Corporation of our report dated March 22, 2005, with respect to the consolidated financial statements of Aames Investment Corporation included in this Annual Report (Form 10-K) for the Six months ended December 31, 2004.

            /s/ Ernst & Young LLP

Los Angeles, California

March 30, 2005